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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 12, 2003

                            ELECTRIC FUEL CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                 0-23336              95-4302784
   (State or other jurisdiction     (Commission           (IRS Employer
        of incorporation)          File Number)        Identification No.)

632 Broadway, Suite 1200, New York, New York                  10012
  (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (646) 654-2107


                632 Broadway, Suite 301, New York, New York 10012
          (Former name or former address, if changed since last report)


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                                Page 1 of 6 Pages
                         Exhibit Index appears on Page 4


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits. A list of exhibits required is given in the Exhibit Index that precedes the exhibits filed with this report.

Item 9.  Regulation FD Disclosure.

         In accordance with SEC Release No. 33-8216, the following information, which is intended to be furnished pursuant to "Item 12. Results of Operations and Financial Condition" is instead being furnished under "Item 9. Regulation FD Disclosure." The information included in the attached Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

         On May 12, 2003, we publicly disseminated an earnings release (the "Release") announcing our financial results for the quarter ended March 31, 2003. A copy of the Release is attached as Exhibit 99.1 hereto.

         To supplement the consolidated financial results as determined in accordance with generally accepted accounting principles ("GAAP"), the Release presents a non-GAAP financial measure, "LBITDA" (Loss Before Interest, Taxes, Depreciation and Amortization). We believe that the use of LBITDA enhances overall understanding of our current financial performance and our progress towards cash-flow break even and toward GAAP profitability. As required by the Securities and Exchange Commission, LBITDA is reconciled to Net Loss in the Release.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ELECTRIC FUEL CORPORATION

                                               (Registrant)


                                    By:   /s/ Robert S. Ehrlich
                                        ------------------------------------
                                        Name:  Robert S. Ehrlich
                                        Title: President, Chairman of the
                                               Board and Chief Executive Officer

Dated:   May 12, 2003




                                     Page 2
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                                  EXHIBIT INDEX


         The following exhibits are filed with the Current Report on Form 8-K.

   Exhibit
    Number                   Description
  ---------                -------------

    99.1.......Earnings press release dated May 12, 2003











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